FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                     Date of Report:  May 10, 2010
                        (Date of Earliest Event Reported)

                        Genesis Electronics Group, Inc.
                  (Exact name of Registrant in its charter)

      Nevada                        333-118993                41-2137356
(State or other jurisdiction  (Commission File Number)       (IRS Employer
 of incorporation)                                         Identification No.)
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   5555 Hollywood Blvd., Suite 303
     Hollywood, Florida                                33021
(Address of principal executive offices)             (Zip Code)

Registrant's Telephone number, including area code: (972) 272-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14-2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 1.01 Entry into a Material Definitive Agreement

In May 2010, the registrant entered into a Securities Purchase Agreement with Tangiers Investors, LP. The registrant has agreed to issue and sell to Tangiers pursuant to the terms of this agreement for an aggregate purchase price of up to $5,000,000. The purchase price shall be set at 85% of the lowest volume weighted average price of the registrant's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board. The registrant shall prepare and file a registration statement with the Securities and Exchange Commission and shall cause such registration statement to be declared effective prior to the first sale to Tangier's of the registrant's common stock. The registrant agrees to pay Tangier a commitment fee of 3,000,000 shares of the registrant's common stock pursuant to the Securities Purchase Agreement.

In May 2010, the registrant issued a 9% Secured Convertible Debenture for $20,000 to Tangiers Investors, LP. This debenture matures on December 23, 2010. The registrant may prepay any portion of the principal amount at 150% of such amount along with the accrued interest. This debenture including interest shall be convertible into shares of the registrant's common stock at the lower of $0.01 per share or a price of 70% of the average of the two lowest volume weighted average price determined on the then current trading market for ten trading days prior to conversion at the option of the holder.

Item 3.02 Unregistered Sales of Equity Securities

See above discussion.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1  Stock Purchase Agreement dated May 10, 2010
Exhibit 10.2  Registration Rights Agreement dated May 10, 2010
Exhibit 10.3  9% Secured Convertible Debenture dated May 10, 2010



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Genesis Electronics Group, Inc.


By:      /s/Edward C. Dillon
         ------------------------
         Edward C. Dillon
         Chief Executive Officer


Dated:  May 14, 2010